UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

GULF ISLAND FABRICATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following e-mail was sent by Richard W. Heo, President and Chief Executive Officer of Gulf Island Fabrication, Inc. (the “Company”), to the Company’s employees on November 7, 2025.

Acquistion of Gulf Island by IES Holdings

Gulf Island Employees:

Today marks another important milestone for our Company.  This morning, we announced an agreement to be acquired by IES Holdings, Inc. (“IES”) (NASDAQ: IESC).  Subject to customary regulatory and shareholder approvals associated with a transaction of this kind, we expect the acquisition to be completed during the first quarter 2026, at which time Gulf Island will become a wholly owned subsidiary of IES.  Additional details regarding the transaction may be read in the investor relations section of our website at https://gulfisland.com.

With over 10,000 employees that serve customers across the U.S., IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities.  IES is focused on expanding its custom engineered and infrastructure solutions business, and our fabrication and services offerings are an ideal fit to help further this strategy.

This proposed transaction provides a strong strategic and cultural fit for the combined companies.  Our customers and employees will benefit from IES’s strategic resources, industry expertise and financial strength, which will help us accelerate our progress towards our strategic goals and provide enhanced opportunities for all our employees.

Additionally, our location in Houma offers a strategic complement to IES’s footprint and will expand its capabilities to deliver steel structures that support the building and rebuilding of U.S. infrastructure.  Most importantly, IES shares our focus on safety, quality and execution, and intends to invest in our workforce and facilities to expand capabilities and capacity, creating more opportunities for our team.

Several years ago, we embarked on a path to diversify our business, expand our skilled workforce and pursue new growth markets.  We have made tremendous progress against these goals, which would not have been possible without the hard work and dedication of our team members across the organization.  This transaction is another important step in this journey.

Announcements such as these will prompt many questions and additional information will be provided as we make progress towards completing the transaction. In the interim, our commitment to serving our customers and creating opportunities for all our team members won’t change. This is an exciting time for our Company and I look forward to updating you on our continued progress in the future.

Richard Heo
President & CEO

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company, IES and IES Merger Sub, LLC. The Company expects to announce a special meeting of the Company’s shareholders as soon as practicable to obtain shareholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. YOU ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. You may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the investor relations section of the Company’s website located at https://ir.gulfisland.com/sec-filings/all-sec-filings, or by requesting copies from the Secretary of the Company at (713) 714-6100 or 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380.

Participants to Solicitation

The directors and executive officers of Gulf Island Fabrication, Inc. and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Gulf Island’s directors and executive officers is available in Gulf Island’s definitive proxy statement filed with the SEC on April 10, 2025 in connection with Gulf Island’s 2025 annual meeting of shareholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC.

Cautionary Statement on Forward-Looking Statements

The foregoing contains forward-looking statements. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to the consummation of the proposed transaction and the realization of the anticipated benefits of the proposed transaction. The words “anticipates,” “may,” “can,” “plans,” “expects,” “expected,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “proposed,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution you that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed transaction due to the failure to obtain the shareholder approval necessary for the proposed transaction; the failure to obtain, delays in obtaining, or adverse conditions contained in any required regulatory or other approvals for consummation of the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the failure of the proposed transaction to close for any other reason; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement, proposed transaction or otherwise; the risk that the pendency of the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed transaction; the effect of the announcement of the proposed transaction on the Company’s relationships with its contractual counterparties, including customers, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the proposed transaction; and other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by subsequent filings with the SEC.

Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made, which we cannot control. Further, we may make changes to our plans that could affect our results. We caution investors that we undertake no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in our assumptions, changes in plans, actual experience or other changes.